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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cablevision Systems Corporation

We consent to the incorporation by reference in the Registration Statements (numbers 333-86789 and 333-71965) filed on Forms S-3 and in the Registration Statements (numbers 33-05987, 33-19409, 33-54346, 33-36282, 333-41349,
333-79485, 333-57922 and 333-57924) filed on Forms S-8 of Cablevision Systems Corporation of our report dated March 29, 2001, relating to the consolidated balance sheets of Cablevision Systems Corporation and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficiency and cash flows and related schedule for each of the years in the three-year period ended December 31, 2000, which report appears in the combined December 31, 2000 Annual Report on Form 10-K/A dated August 29, 2001 of Cablevision Systems Corporation and CSC Holdings, Inc.






Melville, New York
August 29, 2001